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                                                                   EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Amendment No. 3 of this Registration Statement on Form S-1 of our reports dated November 21, 2003, except for paragraph 3 of Note 1 for which the date is December 12, 2003, relating to the financial statements and financial statement schedule of Universal Technical Institute, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers LLP


Phoenix, Arizona
December 15, 2003